                                 PANAVISION INC.
                               6219 De Soto Avenue
                        Woodland Hills, California 91367

                                                                January 10, 2005

Mr. Eric Golden
740 20th Street
Santa Monica, CA 90402

Dear Eric:

     This letter agreement and release (the "Agreement") confirms the agreement entered into between you and Panavision Inc. (the "Company") regarding the termination of your employment with the Company effective January 14, 2005 (the
"Effective Date") and explains the package of separation pay and benefits that has been specially developed for you in full bargained for release and settlement of any and all claims that you have presently, may have or have had in the past arising from your employment with and termination of your employment from the Company up to and including the Effective Date of this
Agreement. For purposes of this Agreement, the term the "Company" includes
Panavision Inc. and any of its past, present or future parent and subsidiary corporations, affiliates, divisions, successors and assigns (whether or not incorporated) and any of their past, present or future employees, agents, assigns, officers, directors and shareholders whether acting in their individual or representative capacity.

     1. CONSIDERATION IN SETTLEMENT. If you execute (and do not revoke) this
Agreement and fully comply with its terms and conditions:

     (a) SEVERANCE PAY. You will receive severance pay of $500,000, less all applicable federal, state and local withholding taxes, for a total of eighteen months beginning on January 1, 2005 (the "Severance Period"). $150,000 of this payment will be made on the Effective Date and the remainder will be made in equal installments on the Company's regularly scheduled pay dates commencing on the Company's first regularly scheduled pay date after the Effective Date and continuing through the Severance Period. The initial payment of $150,000 will be made by wire transfer to an account designated by you and the remaining payments under this Agreement will be made by check and sent to you at the address listed above.

     (b) CONTINUATION OF MEDICAL AND/OR DENTAL INSURANCE BENEFITS. You will be permitted to continue participation in the Company's group medical and/or dental insurance benefit plans as in effect and amended from time to time at the contribution level in effect for your current employment until (i) the end of the Severance Period, (ii) you become entitled to Medicare or (iii) you become eligible for coverage under medical

and/or dental insurance benefit plans, as the case may be, of another employer through your future employment, whichever occurs first. The period of continuation of medical and/or dental insurance benefits under COBRA will commence on the date following your termination and will run concurrently with the Severance Period. You agree to elect continuation of benefits under COBRA if requested by the Company, provided, however, that any premiums due for such continuation of benefits shall be paid by the Company. You will immediately notify the Company when you become eligible for coverage under medical and/or dental insurance benefit plans of another employer through your future employment.

     (c) REFERENCE. You agree to refer all inquiries from prospective employers to Robert L. Beitcher and Barry F. Schwartz and not to any other individual employed by or affiliated with the Company and that you will not assert any claim against the Company based upon, arising out of, related to or in any way connected with its responses to inquiries from prospective employers.

     (d) CONTINUATION OF LIFE INSURANCE AND AUTOMOBILE. Any basic or supplemental life insurance coverage that may have been available to you and that you elected, where necessary, to receive as of the Effective Date will be continued during the Severance Period at the same cost structure as in effect on that date. After the expiration of the Severance Period, you will be permitted to exercise any option that may generally exist for departing employees of the Company to convert your life insurance coverage to an individual policy at your own expense and information regarding this conversion option will be provided to you at that time. During the first 12 months of the
Severance Period, the Company will pay the cost of leasing and insuring a BMW
530i or other car at equal or lesser monthly cost; however, you shall be responsible for all costs relating to maintenance and garaging.

     2. RELEASE. By executing this Agreement, you release and hold harmless (on behalf of yourself and your family, heirs, executors, successors and assigns)
now and forever, the Company, PX Holding Corporation, their respective parents, subsidiaries and affiliates and the respective officers, directors, employees, agents, shareholders, successors and assigns of each of the foregoing (each, a
"Released Party") from and waive any claim in any jurisdiction that you have presently, may have or have had in the past, known or unknown, against any released Party upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this release, including, without limitation, all claims arising from or relating to your employment with, or termination of employment from, the Company, or otherwise, other than (i) any claim you may have to the payment of vested benefits (if any) under the terms of any qualified pension plan or 401(k) plan, each as amended from time to time, that the Company may sponsor; (ii) any employee benefits to which you are entitled by law (including continuation of medical benefits under COBRA); and
(iii) claims to enforce your rights under this Agreement.

     3. EXTENT OF RELEASE. Without limiting the generality of the preceding
"RELEASE" Section, this Agreement is intended to and shall release the Company from any and all claims or rights arising under or relating to either the
Amended and Restated Employment Agreement, dated May 9, 2003, between you and the Company (the "Employment Agreement"), or any federal, state or local statute (including, without limitation, Title VII of the Civil Rights

Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as
amended, the Equal Pay Act, as amended, the Americans with Disabilities Act of
1990, as amended, the Employee Retirement Income Security Act of 1974, as
amended, the Family and Medical Leave Act of 1993, as amended, the Fair Labor
Standards Act, as amended, the California Fair Employment and Housing Act, as amended, the Unruh Civil Rights Act, as amended, the California Family Rights
Act, as amended, the California Labor Code, as amended, and all other statutes regulating the terms and conditions of your employment), regulation or ordinance, under the common law or in equity (including any claim for wages, wrongful discharge, discrimination or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and you, including, without limitation, any claim you might have for severance, termination or severance pay in any legal jurisdiction, under any agreement or understanding or pursuant to the Company's severance policies or practices as from time to time in effect, or otherwise.

     YOU EXPRESSLY WAIVE AND RELINQUISH ALL RIGHTS AND BENEFITS AFFORDED BY
SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, AND UNDERSTAND AND
ACKNOWLEDGE THE SIGNIFICANCE OF SUCH SPECIFIC WAIVER OF SECTION 1542. SECTION
1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA STATES AS FOLLOWS:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT
     KNOW OR SUSPECT TO EXIST IN FAVOR AT THE TIME OF EXECUTING THE RELEASE,
     WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE
     DEBTOR."

THUS, NOTWITHSTANDING THE PROVISION OF SECTION 1542, AND FOR THE PURPOSE OF
IMPLEMENTING A FULL AND COMPLETE RELEASE AND DISCHARGE OF THE COMPANY, YOU
EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT IS INTENDED TO INCLUDE IN ITS EFFECT,
WITHOUT LIMITATION, ALL CLAIMS WHICH YOU DO NOT KNOW OF OR SUSPECT TO EXIST IN
YOUR FAVOR AT THE TIME OF SIGNING THIS AGREEMENT AND ARISING FROM YOUR
EMPLOYMENT WITH OR TERMINATION OF EMPLOYMENT FROM THE COMPANY, AND THAT THIS
AGREEMENT CONTEMPLATES THE RELEASE OF ANY SUCH CLAIM OR CLAIMS.

     4. CONSULTANTCY. During the Severance Period you will be available to consult with the Company, advising it from time to time on matters which were within your area of responsibility or knowledge while an active employee of the
Company. You shall be required to devote such time to your services hereunder as you and the Company may reasonably determine is necessary.

     5. RIGHT TO COUNSEL. The Company hereby advises you that you should consult with an attorney prior to execution of this Agreement. You acknowledge that you understand it is in your best interest to have this document reviewed by an attorney of your own choosing and at your own expense. You hereby acknowledge that you have been afforded a period of at least twenty-one (21) days during which to consider this Agreement and to have it reviewed by your attorney. To the extent you take less than twenty-one (21) days to consider the Agreement prior to execution, you acknowledge that you had sufficient time to consider the Agreement with counsel and that you deliberately, knowingly and voluntarily waive any additional time.

     6. FREE WILL. You are entering into this Agreement of your own free will and without coercion, intimidation or threat of retaliation. You acknowledge and agree that the Company has not exerted any undue pressure or influence on you in this regard. You acknowledge that you have had reasonable time to determine whether entering into this Agreement is in your best interest and you have read and fully understand the terms set forth in this Agreement. You understand that if you request additional time to review the provisions of this
Agreement, a reasonable extension of time will be granted.

     7. CONSIDERATION. You acknowledge that the payments and other benefits provided to you under this Agreement are good, valid and sufficient consideration for your release and other obligations set forth herein, and you agree that you shall not interpose any claim, defense or challenge to this
Agreement on the basis of lack or failure of consideration. You acknowledge that no representation of any kind or character has been made by the Company to induce your execution of this Agreement other than as set forth herein and that the only representations made to you in order to obtain your consent to this
Agreement are as stated in this Agreement.

     8. RESTRICTIONS. You agree, to the fullest extent permitted by law, that you will not initiate or cause to be initiated on your behalf any lawsuit or other legal action against the Company relating to any matter released herein, including without limitation your employment or the termination thereof, provided that nothing in this section shall preclude you from initiating legal action solely to enforce your rights under this Agreement. You further represent and warrant that neither you, nor any person, organization or entity acting on your behalf, has filed or initiated any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body relating to your employment or the termination thereof. You understand that by entering into this Agreement, you will be limiting the availability of certain remedies that you may have against the Company and limiting also your ability to pursue certain claims against the Company. You represent and agree that you will neither seek nor be entitled to any personal recovery in any action or proceeding that may be commenced by you or on your behalf arising out of the matters released hereby. You further agree, to the extent permitted by law, not to instigate, encourage, or voluntarily assist or voluntarily participate in an action or proceeding commenced by anyone else against the Company.

     9. PENALTIES. If you initiate or participate in any lawsuit or other legal action, as described in the preceding "RESTRICTIONS" Section, or if you fail to abide by any of the terms of this Agreement, the Company may, except as otherwise prohibited by law, reclaim any amounts paid under this Agreement or the Policy, without waiving the release granted herein, and terminate any benefit or payments that are due under the Agreement or the Policy, in addition to any other remedies it may have.

     10. COOPERATION. Upon request, you agree to give your assistance and cooperation willingly in any matter relating to your expertise or experience as the Company may reasonably request with respect to any investigation or the
Company's defense or prosecution of any existing or future claims or litigations relating to matters in which you were involved or potentially have knowledge by virtue of your employment or consultancy with the Company,

including (but not limited to) your attendance and truthful testimony where deemed appropriate by the Company. The Company and you shall mutually agree on reasonable compensation for such cooperation. The Company shall reimburse you for reasonable out-of-pocket expenses incurred in connection with your cooperation and approved in advance by an officer of the Company. You further agree to execute the letters of resignation attached hereto as Attachment A and to deliver such letters of resignation to Damien Sullivan by the Effective
Date.

     11. NOTICE. Any notice to be given under this Agreement shall be given in writing and delivered either personally or sent by certified mail to Damien
Sullivan at the above address and to you at your address in the Company's records.

     12. CONFIDENTIALITY. In addition to the provisions of the Employment
Agreement related to trade secrets, confidential information and/or work product, which shall remain in full force and effect notwithstanding any other provision of this Agreement to the contrary, you will not at any time divulge to any other entity or person any confidential information acquired by you concerning the Company's or its affiliates' financial affairs or business processes or methods or their research, development or marketing programs or plans, any other of its or their trade secrets, any information regarding personal matters of any directors, officers, employees or agents of the Company or their respective family members, any non-public information concerning this
Agreement or the terms thereof, or any information concerning the circumstances of your employment with and the termination of your employment from the
Company, or any information regarding discussions related to any of the foregoing or make, write, publish, produce or in any way participate in placing into the public domain any statement, opinion or information with respect to any of the foregoing or which reflects adversely upon or would reasonably impair the reputation or best interests of the Company or any of its directors, officers, employees or agents or their respective family members, except in each case (i) information which is required to be disclosed by court order, subpoena or other judicial process, (ii) information regarding your job responsibilities during your employment with the Company to prospective employers in connection with an application for employment, (iii) information regarding the financial terms of this Agreement to your spouse or your tax advisor for purposes of obtaining tax advice provided that such persons are made aware of and agrees to comply with the confidentiality obligation, or (iv)
information which is necessary to be disclosed to your attorney to determine whether you should enter into this Agreement. The foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing, publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, internet publication or discussion group, theatrical production or movie, or television or radio programming or commercial. In addition to any and all other remedies available to the Company for any violation of this Section, you agree to immediately remit and disgorge to the Company any and all payments paid or payable to you in connection with or as a result of engaging in any of the above acts. In the event that you are required to make disclosure under any court order, subpoena or other judicial process which in any way relates to your employment with the Company, you will

promptly notify the Company, take all steps reasonably requested by the Company to defend against the compulsory disclosure and permit the Company to participate with counsel of its choice in any proceeding relating to the compulsory disclosure. You acknowledge that all information the disclosure of which is prohibited by this section is of a confidential and proprietary character and of great value to the Company.

     13. RETURN OF COMPANY PROPERTY. You understand and agree that you are obligated to return all Panavision property in your possession or control, as required under the Employee Agreement as to Confidentiality and
Non-Competition, including, without limitation, computer disks or data
(including, data retained on any computer), any home-office equipment or computers purchased or provided by Panavision, any records, documents, files or other materials. By executing this Agreement, you represent and agree that you
(i) have returned all Panavision property in your possession or control to the
Company, (ii) have removed any and all computer data relating to Panavision confidential information and trade secrets from any personal computer(s) in your possession or control, and (iii) have not retained any such computer data
(or copies thereof) in any form. Notwithstanding the foregoing, you shall retain as your personal property the following items: the cellular telephone, laptop computer and Blackberry that you used during your employment with the
Company.

     14. NON-ADMISSION. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the
Company.

     15. NON-DISPARAGEMENT. You shall not make or publish, or instigate, assist or participate in making or publishing, whether orally, in writing or through any other medium, any statement or communication that disparages, denigrates or defames the Company (including without limitation any officer, director, employee, agent or affiliate of Panavision Inc.).

     16. SEVERABILITY CLAUSE. Should any provision or part of this Agreement be found to be invalid or unenforceable, only that particular provision or part so found and not the entire agreement shall be inoperative.

     17. ASSIGNMENT. This Agreement may be assigned by the Company to (i) any affiliate of the Company or (ii) any non-affiliate of the Company that shall acquire all or the greater part of the business and assets of the Company. In the event of any such assignment, the Company shall cause such affiliate or non-affiliate, as the case may be, to assume the obligations of the Company hereunder with the same effect as if such assignee were the "Company"
hereunder, and, in the case of such assignment to a non-affiliate, the Company and its affiliates shall be released from all liability hereunder. This
Agreement is personal to you and you may not assign any rights or delegate any responsibilities hereunder without the prior approval of the Company.

     18. NON-ALIENATION. You shall not have any right to pledge, anticipate or in any way create a lien upon any payment or benefit provided under this
Agreement or the Policy, and no such payment or benefit shall be assignable in anticipation of payment, either by voluntary or involuntary acts or by operation of law.

     19. OFFSET. The Company shall be entitled to offset any sums owed by you to the Company against the severance pay payable to you.

     20. INDEMNIFICATION. The Company shall indemnify you, to the maximum extent permitted by applicable law, against all costs, charges, and expenses incurred or sustained by you in connection with any action, suit or proceeding to which you may be made a party by reason of your service as an officer, director, or employee of the Company or its affiliates.

     21. GOVERNING LAW AND CHOICE OF FORUM. This Agreement shall be governed by, and construed pursuant to, the laws of the State of California applicable to transactions negotiated, executed and to be wholly performed in such state between residents of such state. The parties consent and agree to the exclusive jurisdiction of the federal and state courts sitting in Los Angeles, California for all purposes, and agree not to contest the jurisdiction or venue of such courts.

     22. ENTIRE AGREEMENT. This Agreement and the attachments hereto expressly supersede any and all previous understandings and agreements between the
Company and you and constitute the sole and exclusive understanding between the
Company and you concerning the subjects set forth herein, other than any agreements, including the relevant provisions of the Employment Agreement, related to non-competition or trade secrets, confidential information and/or work product previously executed by you, the terms of which remain in full force and effect. This Agreement and the attachments may not be altered, modified, changed or discharged except in a writing signed by you and agreed to by the Company. You understand and agree that other than as set forth in this
Agreement and the attachments hereto, you will not receive any compensation, payments or benefits of any kind from the Company and you expressly agree that you are not entitled and have no right to any additional compensation, payments or benefits other than the payment of vested benefits (if any) under the terms of the Company's qualified pension plans, as amended from time to time.

     If the foregoing correctly reflects our mutual agreements, please execute and return to the undersigned the two originals of this Agreement.

     Sincerely,

     Panavision Inc.

     By: /s/ ROBERT L. BEITCHER
         -----------------------
         Robert L. Beitcher
         Chief Executive Officer

                                  AGREEMENT AND
                                 ACKNOWLEDGMENT

     I, Eric W. Golden, acknowledge receipt of the Letter Agreement and Release and I agree to all the terms and conditions set forth in the Letter Agreement and Release. I have read and fully understand the terms set forth in the Letter
Agreement and Release and enter into such agreement of my own free will and without coercion, intimidation or threat of retaliation. I also acknowledge and understand that I have been afforded twenty-one (21) days to consider the
Letter Agreement and Release and to have the agreement reviewed by my attorney if I so choose.

     Date: January 10, 2005
          ---------------------------------------

     Name: /s/ ERIC W. GOLDEN
          ---------------------------------------